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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



                                October 22, 2003
                                 Date of Report



                            LNR PROPERTY CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)



          Delaware                      001-13223               65-0777234
(State or Other Jurisdiction           (Commission            (IRS Employer
      of Incorporation)                File Number)       Identification Number)



      1601 Washington Avenue, Suite 800                            33139
           Miami Beach, Florida                                  (Zip Code)
   (Address of Principal Executive Offices)



                                 (305) 695-5500
              (Registrant's Telephone Number, Including Area Code)



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Item 5.        Other Events and Required FD Disclosure,

On October 22, 2003, we agreed to sell $50 million of our 7.25% Senior Subordinated Notes due 2013 to qualified institutional investors in transactions complying with Securities and Exchange Commission Rule 144A or Regulation S. These are in addition to $300 million of 7.25% Senior Subordinated Notes we agreed to sell on October 15. We will use the proceeds to reduce secured senior revolving debt and for general corporate purposes.

On October 21 and 22, we purchased a total of $51.7 million principal amount of our 10 1/2% Senior Subordinated Notes due 2009. This is in addition to $79.9 million principal amount we purchased on October 14 and 15. The purchase price we are paying for the $51.7 million of 10 1/2% Notes plus accrued interest to the expected date of payment (October 24, 2003) is the same total amount per $1,000 principal amount as the purchase price plus accrued interest to the expected date of payment (November 14, 2003) we have offered to pay per $1,000 principal amount for the 10 1/2% Notes that are tendered in response to a tender offer we made on October 15, 2003.

The 7.25% Notes have not been registered under the Securities Act of 1933, as amended, or the securities laws of any other jurisdiction and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.



                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 23, 2003

                                  By: /s/ Shelly Rubin
                                      ------------------------------------
                                      Name:  Shelly Rubin
                                      Title: Chief Financial Officer
                                             (Principal Financial Officer)